                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                FORM 8-K/A NO. 1

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                              --------------------

                         DATE OF REPORT: APRIL 15, 2003

                              --------------------

                            ROCKY SHOES & BOOTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              --------------------

    Ohio                          0-21026                    31-1364046
-----------                ----------------------            ----------
(STATE OR OTHER            (COMMISSION FILE NO.)            (IRS EMPLOYER
JURISDICTION OF                                        IDENTIFICATION NUMBER)
INCORPORATION OR
ORGANIZATION)

                              --------------------


                              39 East Canal Street
                             Nelsonville, Ohio 45764
                                 (740) 753-1951
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

                              --------------------


                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


                               -------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On April 15, 2003, Rocky Shoes & Boots, Inc., an Ohio corporation ("Rocky") completed the purchase of certain assets from Gates-Mills, Inc. ("Gates") pursuant to an Asset Purchase Agreement by and among Rocky as Buyer, Gates as Seller, and Robert Gates and Elizabeth Gates Camarra, as shareholders of Gates (the "Asset Purchase Agreement"). Under the terms of the Asset Purchase Agreement, Rocky acquired all of the intellectual property of Gates, including ownership of the Gates(R) trademark, selected raw material and finished goods inventory, and certain records in connection with the Gates business in exchange for $3,510,070 plus a deferred purchased price if sales by Rocky related to the Gates product line from date of the purchase through December 31, 2003 reach certain targets.

         The transaction was accomplished through arms-length negotiations between Rocky's management and Gates's management. There was no material relationship between the stockholders of Gates and Rocky or any of the Rocky's affiliates, any of Rocky's directors or officers, or any associate of any such Rocky director or officer, prior to this transaction.

         This Form 8-K/A amends Item 7 of the Current Report on Form 8-K dated April 15, 2003, filed with the Securities and Exchange Commission on April 30, 2003, to include financial statements that were not available at the time of filing of the Form 8-K. As a result of the above-described acquisition, Item 7 of Form 8-K and Rule 3-05 of Regulation S-X require that Rocky provide audited financial information for Gates for 2001 and 2002, unaudited financial information for Gates for the quarter ended March 31, 2003, and certain pro forma financial information based upon the Gates financial information so provided. Rocky has requested and Gates has been unable to provide audited financial statements for 2002 due to the fact that Gates wound down its operations in early 2003 during the 2002 audit. Furthermore, for this same reason, Rocky is unable to obtain the unaudited financial statements for the quarter ended March 31, 2003. Gates does have 2001 audited financial statements, but Gates' independent public accountant will not give its consent to use of the audited 2001 financial statements in this Form 8-K/A due to substantial payments owed to it by Gates. Because Gates is no longer operational, Rocky is unable to obtain the required audited 2001 and 2002 financial information and the unaudited March 31, 2003 financial information without unreasonable effort and expense. Therefore, pursuant to Rule 12b-21 of the Securities Exchange Act of 1934, as amended, Rocky is presenting in this Form 8-K/A the unaudited financial information for 2001 and 2002 for Gates and the pro forma financial information based upon the same. The unaudited 2001 and 2002 financial statements have been derived from information furnished to Rocky in connection with its acquisition of Gates. No financial statement information for Gates for 2003 has been furnished to Rocky.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  The following is a list of the financial information for Gates filed with this report:

                  Unaudited Consolidated Balance Sheets as of December 31, 2001 and 2002....    F-1
                  Unaudited Consolidated Statements of Operations for the Years
                           Ended December 31, 2001 and 2002.................................    F-2
                  Unaudited Consolidated Statements of Comprehensive Income (Loss)
                           for the Years Ended December 31, 2001 and 2002...................    F-3
                  Unaudited Consolidated Statements of Changes in Equity for
                           the Years Ended December 31, 2001 and 2002.......................    F-4
                  Unaudited Consolidated Statements of Cash Flows for the Years
                           Ended December 31, 2001 and 2002.................................    F-5
                  Notes to Unaudited Consolidated Financial Statements for the
                           Years Ended December 31, 2001 and 2002...........................    F-6 - F-15

         (B)      PRO FORMA FINANCIAL INFORMATION.

                  The following is a list of the pro forma financial information for Rocky and Gates filed with this report:

                  Introductory Notes to Pro Forma Consolidated
                           Financial Statements.............................................    PF-1
                  Unaudited Pro Forma Consolidated Balance Sheet as of
                           December 31, 2002................................................    PF-2
                  Unaudited Pro Forma Consolidated Statement of Operations
                           for the Year Ended December 31, 2002.............................    PF-3
                  Footnotes to Unaudited Pro Forma Consolidated Financial
                           Information......................................................    PF-4 - PF-5

         (C)      EXHIBITS.

                   EXHIBIT NO.                    DESCRIPTION
                      2(a)           Asset Purchase Agreement by and among
                                     Rocky Shoes & Boots, Inc. as Buyer,
                                     Gates-Mills, Inc. as Seller, Robert
                                     Gates and Elizabeth Gates Camarra as
                                     Shareholders of Seller (incorporated
                                     by reference to Exhibit 2(a) to
                                     Current Report on Form 8-K dated April
                                     15, 2000, filed with the Securities
                                     and Exchange Commission on April 30,
                                     2003).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ROCKY SHOES & BOOTS, INC.

Date:  June 27, 2003                By:       /s/ James E. McDonald
                                       ----------------------------------------
                                         James E. McDonald, Vice President and
                                             Chief Financial Officer

                                  EXHIBIT INDEX

          EXHIBIT NO.                                                DESCRIPTION
             2(a)                Asset Purchase Agreement by and among Rocky
                                 Shoes & Boots, Inc. as Buyer, Gates-Mills, Inc.
                                 as Seller, Robert Gates and Elizabeth Gates
                                 Camarra as Shareholders of Seller (incorporated
                                 by reference to Exhibit 2(a) to Current Report
                                 on Form 8-K dated April 15, 2000, filed with
                                 the Securities and Exchange Commission on April
                                 30, 2003).

GATES-MILLS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2002 AND 2001

ASSETS                                                               2002                  2001

CURRENT ASSETS:
  Cash                                                          $    407,462         $    432,355
  Accounts receivable                                              4,888,507            3,900,499
  Inventory                                                        4,625,352            7,292,449
  Income taxes receivable                                            773,485
  Deferred income taxes                                              192,916              575,548
  Other current assets                                               153,135              124,357
                                                                ------------         ------------
           Total current assets                                   11,040,857           12,325,208

PROPERTY, PLANT AND EQUIPMENT--Net                                 1,612,723            1,392,355

CASH SURRENDER VALUE OF LIFE INSURANCE POLICIES                        8,243              333,218

OTHER ASSETS                                                          80,000               33,957
                                                                ------------         ------------
TOTAL ASSETS                                                    $ 12,741,823         $ 14,084,738
                                                                ============         ============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current maturities of long-term debt                          $    200,268         $     78,712
  Current portion of non-qualified pension liabilities                32,865                9,716
  Current portion of obligations under capital lease                  95,864
  Bank acceptances payable                                         2,767,315            3,920,760
  Note payable--line of credit                                     3,098,000            1,105,000
  Accounts payable                                                 1,163,298            1,117,214
  Accrued expenses and other liabilities                             675,511              315,930
  Income taxes payable                                                85,980              727,895
  Due to Montgomery Leather Corporation                              234,262              294,833
                                                                ------------         ------------
           Total current liabilities                               8,353,363            7,570,060

LONG-TERM LIABILITIES:
  Long-term debt                                                     976,753              147,646
  Long-term portion of non-qualified pension liabilities             720,060              191,549
  Long-term portion of obligations under capital lease               158,677
                                                                ------------         ------------
           Total long-term liabilities                             1,855,490              339,195
                                                                ------------         ------------
           Total liabilities                                      10,208,853            7,909,255
                                                                ------------         ------------
SHAREHOLDERS' EQUITY:
  Common stock                                                       220,000              220,000
  Additional paid-in capital                                          20,000               20,000
  Retained earnings                                                2,624,453            6,267,397
  Accumulated other comprehensive loss                               (17,280)             (17,711)
                                                                ------------         ------------
           Total                                                   2,847,173            6,489,686

  Treasury stock--at cost                                           (314,203)            (314,203)
                                                                ------------         ------------
           Total shareholders' equity                              2,532,970            6,175,483
                                                                ------------         ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                      $ 12,741,823         $ 14,084,738
                                                                ============         ============


See notes to consolidated financial statements.

GATES-MILLS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                       2002                2001
SALES                                            $ 23,600,706         $ 24,005,521

LESS:  Discounts, returns and allowances            3,711,901            2,647,208
                                                 ------------         ------------
NET SALES                                          19,888,805           21,358,313

COST OF SALES                                      15,015,825           14,803,851
                                                 ------------         ------------
GROSS PROFIT                                        4,872,980            6,554,462

LOSS ON ADJUSTMENT OF INVENTORY TO
  MARKET VALUE                                      1,482,307
                                                 ------------         ------------
GROSS PROFIT LESS ADJUSTMENT OF INVENTORY           3,390,673            6,554,462
                                                 ------------         ------------
OPERATING EXPENSES:
  Selling                                           2,623,577            2,224,187
  General and administrative                        2,405,814            1,380,647
  Distribution                                      1,961,011            1,866,333
  Depreciation                                        128,597               96,218
                                                 ------------         ------------
           Total operating expenses                 7,118,999            5,567,385
                                                 ------------         ------------
INCOME (LOSS) FROM OPERATIONS                      (3,728,326)             987,077
                                                 ------------         ------------
OTHER EXPENSES:
  Interest                                            460,563              650,498
  Non-operating                                       625,842              188,000
                                                 ------------         ------------
           Total other expenses                     1,086,405              838,498
                                                 ------------         ------------
INCOME (LOSS) BEFORE INCOME TAXES                  (4,814,731)             148,579

INCOME TAX (BENEFITS)                              (1,171,787)             (37,470)
                                                 ------------         ------------
NET INCOME (LOSS)                                $ (3,642,944)        $    186,049
                                                 ============         ============

See notes to consolidated financial statements.

GATES-MILLS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
YEAR ENDED DECEMBER 31, 2002 AND 2001

                                                     2002              2001
NET INCOME (LOSS)                                $(3,642,944)        $186,049

OTHER COMPREHENSIVE INCOME (LOSS)--
  Foreign currency translation adjustment                431           (9,914)
                                                 -----------         --------
COMPREHENSIVE INCOME (LOSS)                      $(3,642,513)        $176,135
                                                 ===========         ========

See notes to consolidated financial statements.

GATES-MILLS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                            2002                2001
RETAINED EARNINGS--Beginning of year                    $ 6,267,397         $ 6,081,348
  Net income (loss) for the year                         (3,642,944)            186,049
                                                        -----------         -----------
RETAINED EARNINGS--End of year                          $ 2,624,453         $ 6,267,397
                                                        ===========         ===========
ACCUMULATED OTHER COMPREHENSIVE LOSS--
  Beginning of year                                     $   (17,711)        $    (7,797)

  Other comprehensive income (loss) for the year                431              (9,914)
                                                        -----------         -----------
ACCUMULATED OTHER COMPREHENSIVE LOSS--
  End of year                                           $   (17,280)        $   (17,711)
                                                        ===========         ===========

See notes to consolidated financial statements.

GATES-MILLS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                                 2002                2001
                                                                                 ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                         $(3,642,944)        $   186,049
                                                                            -----------         -----------
  Adjustments to reconcile net income (loss) to net cash provided by
  (used in) operating activities:
    Depreciation and amortization                                               136,851              97,808
    Loss on adjustment of inventory to market value                           1,482,307
    Deferred income taxes                                                       383,063            (239,089)
    Provision for legal settlement                                                                  188,000
    Provision for IDA settlement                                                176,970
    Provision for post-employment benefits                                      818,434
    Provision for post-retirement benefits                                      568,642
    Proceeds from life insurance--net                                          (402,883)
    (Increase) decrease in current assets:
      Accounts receivable--net                                                 (988,008)          1,304,941
      Inventories                                                             1,184,790            (919,803)
      Income taxes receivable                                                  (773,485)
      Other current assets                                                      (28,778)            (20,595)
    Increase (decrease) in current liabilities:

      Accounts payable                                                           46,084               4,867
      Accrued expenses and other liabilities                                    359,581            (148,011)
      Income taxes payable                                                     (641,915)            196,038
      Due to Montgomery Leather                                                 (60,571)            (19,271)
                                                                            -----------         -----------
           Total adjustments                                                  2,261,082             444,885
                                                                            -----------         -----------
           Net cash provided by (used in) operating activities               (1,381,862)            630,934
                                                                            -----------         -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from life insurance                                                  727,858
  Purchase of property, plant and equipment                                    (357,219)            (74,620)
  (Increase) in other assets                                                    (46,043)               (850)
  (Increase) in cash surrender value of life insurance                                              (17,069)
                                                                            -----------         -----------
           Net cash provided by (used in) investing activities                  324,596             (92,539)
                                                                            -----------         -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Bank acceptances payable                                                   (1,153,445)          1,458,471
  Net borrowings (repayments) on line of credit                               1,993,000          (1,855,000)
  Proceeds from capital lease obligations                                       311,050
  Payments on long-term debt                                                    (61,723)            (58,603)
  Payments on capital lease obligations                                         (56,509)
                                                                            -----------         -----------
           Net cash provided by (used in) financing activities                1,032,373            (455,132)
                                                                            -----------         -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                            (24,893)             83,263

CASH AND CASH EQUIVALENTS--Beginning of year                                    432,355             349,092
                                                                            -----------         -----------
CASH AND CASH EQUIVALENTS--End of year                                      $   407,462         $   432,355
                                                                            ===========         ===========
SUPPLEMENTAL DISCLOSURES OF CASH INFORMATION:
  Cash paid (received) during the year for:
    Interest                                                                $   261,298         $   362,132
                                                                            ===========         ===========
    Income taxes                                                            $  (146,143)        $    (5,581)
                                                                            ===========         ===========
  Non-cash financing activities:
    Long-term liability on provision for legal settlement                   $        --         $   188,000
                                                                            ===========         ===========
    Long-term liability provision for IDA settlement                        $   176,970         $        --
                                                                            ===========         ===========
    Long-term liability for post-employment benefits                        $   818,434         $        --
                                                                            ===========         ===========

See notes to consolidated financial statements.

GATES-MILLS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2001

1.       NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  CONSOLIDATION -- The consolidated financial statements include the accounts of Gates-Mills, Inc. and its wholly-owned subsidiaries, The Daniel Hays Company, Inc. and Gates Gloves (Canada), Inc. Inter-company investments, advances and transactions have been eliminated.

                  NATURE OF OPERATIONS -- The Company is a wholesale distributor of gloves to retailers throughout North America. Substantially, the Company's entire inventory is manufactured in China by independent contractors.

                  FOREIGN OPERATIONS -- Gates Gloves (Canada), Inc. operates as a wholesale distributor of gloves in Canada. Foreign currency translation adjustments are included as a component of comprehensive income.

                  CASH -- For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash. The Company maintains cash balances at various banks. The Federal Deposit Insurance Corporation insures deposits at each bank, up to $100,000; any excess is uninsured. At December 31, 2002 and 2001, cash balances in excess of depository insurance were approximately $330,000 and $300,000, respectively.

                  ACCOUNTS RECEIVABLE -- Accounts receivable are stated net of an allowance for doubtful accounts of $656,680 and $234,298 as of December 31, 2002 and 2001, respectively (see Note 2).

                  INVENTORIES -- Inventories are stated at the lower of cost or market on a first-in first-out basis (see Note 3).

                  PROPERTY, PLANT AND EQUIPMENT -- Property, plant and equipment are recorded at cost. Renewals and betterments of property are accounted for as additions to asset accounts. Repairs and maintenance are expensed as incurred. Depreciation is provided using either straight-line or accelerated methods for both financial reporting and income tax purposes. Estimated useful lives vary from 5 to 10 years for machinery, equipment, furniture and fixtures, and from 10 to 40 years for buildings and improvements.

                  ADVERTISING -- It is the Company's policy to expense advertising costs as incurred. Advertising expenses were $241,916 and $195,222 for the years ended December 31, 2002 and 2001, respectively.

                  INCOME TAXES -- Income taxes have been provided for all income reported in the financial statements. Financial statement income differs from income reported for taxation purposes mainly due to differences in accounting for bad debts, merchandise returns and inventory capitalization.

                  USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                  Management considers past experience and current market conditions when estimating sales returns. Because of the inherent uncertainties in estimating returns, it is at least reasonably possible that the estimates used will change in the near term.

                  Management considers past experience and current conditions when estimating allowance for doubtful accounts. Because of the inherent uncertainties in estimating this allowance, it is at least reasonably possible the estimate used will change in the near term.

                  RECLASSIFICATIONS -- Certain reclassifications of expenses have been made to the prior year's financial statements in order to enhance comparability with the current year. These reclassifications have no effect on net income or retained earnings.

2.       ACCOUNTS RECEIVABLE

                  Accounts receivable are uncollateralized customer obligations due within 30 days from the invoice date. Interest is not charged on delinquent accounts. Payments on accounts receivable are allocated to the customer's specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

                  The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management's best estimate of the amounts that will ultimately not be collected. Management individually reviews all accounts receivable balances that exceed 90 days from invoice date and based on an estimate of current credit worthiness estimates the portion, if any, of the outstanding balance that will not be collected.

                  Additionally, management reserves 100% of accounts receivable balances less anticipated proceeds from credit insurance, if applicable, for all customers who have declared bankruptcy. Finally, management applies a varying percentage of each 30-day aging increment to estimate a general allowance for uncollectible accounts.

                  Accounts receivable consist of the following as of December 31, 2002:

Customer receivables                            $ 7,145,128
Allowance for estimated returns                  (1,600,000)
Allowance for uncollectible accounts               (656,621)
                                                -----------
Net                                             $ 4,888,507
                                                ===========

3.    INVENTORY

                  A schedule of inventory as of December 31 is as follows:

                                                      2002               2001
Raw materials                                      $ 2,323,322       $ 2,638,825
Finished goods--in warehouse or transit              1,262,030         3,125,264
Finished goods--estimated returns                    1,040,000         1,528,360
                                                   -----------       -----------
Total                                              $ 4,625,352       $ 7,292,449
                                                   ===========       ===========

                  Raw material inventory includes approximately $2,131,000 and $2,030,000 as of December 31, 2002 and 2001, respectively, which is located in China.

                  Finished goods inventory at December 31, 2002 is shown net of a $1,482,307 adjustment to reduce the value of inventory to its estimated market value less a reasonable gross profit margin allowance.

                  FINISHED GOODS -- Estimated returns are valued by management at 65% of estimated sales returns.

4.       PROPERTY, PLANT AND EQUIPMENT

                  A schedule of property, plant and equipment as of December 31 is as follows:

                                             2002               2001
Land                                     $   67,400        $   67,400
Building and improvements                 1,902,171         1,902,171
Machinery and equipment                     635,902           616,696
Computer equipment                          533,485           203,731
Vehicles                                     10,980            10,980
                                         ----------        ----------
Total                                     3,149,938         2,800,978
Less:  accumulated depreciation           1,537,215         1,408,623
                                         ----------        ----------
Property, plant and equipment-net        $1,612,723        $1,392,355
                                         ==========        ==========

                  Depreciation expense was $128,597 and $96,218 for the years ended December 31, 2002 and 2001, respectively.

5.       CASH SURRENDER VALUE OF LIFE INSURANCE POLICIES

                  A schedule of net cash surrender value by insured at December 31 is as follows:

INSURED              2002           2001
W. B. Gates        $     --        $324,974
J. D. Gates                           7,604
Others                8,243             640
                   --------        --------
Total              $  8,243        $333,218
                   ========        ========

                  W. B. Gates died during 2002. The Company received $727,858 in proceeds on W. B. Gates' life insurance policies and recognized income of $402,883, net of the cash value of the policies, upon the death of Mr. Gates.

6.       OTHER ASSETS

                  Other assets consist of the following at December 31:


                                   2002           2001
Intangible assets-net            $ 23,094       $ 29,451
Deposits                           56,906          4,506
                                 --------       --------
Total                            $ 80,000       $ 33,957
                                 ========       ========

7.       LINE OF CREDIT/BANKERS' ACCEPTANCES

                  The Company had a $15 million revolving total credit line from Fleet Bank of NY, including notes payable, letters of credit, and bankers' acceptances.

                  The note bears interest at prime plus 1/4% (4.75% at December 31, 2002) and is secured by the Company's accounts receivable, inventory, chattel paper, contract rights, instruments and general intangibles, and is guaranteed by all subsidiary companies.

                  The Company purchases a substantial amount of its raw materials from overseas suppliers. These purchases are financed by Fleet Bank through the issuance of bankers' acceptances. These bankers' acceptances are issued for six-month maturities and bear interest at rates ranging from 1.88% to 3.42%.

                  As of December 31, a breakdown of the Company's short-term indebtedness is as follows:

                                      2002              2001
Bankers' acceptances               $ 2,767,315        $ 3,920,760
Borrowed on line of credit           3,098,000          1,105,000
                                   -----------        -----------
Total                              $ 5,865,315        $ 5,025,760
                                   ===========        ===========

                  During June 2002, the shareholders of the Company gave the bank $5,000,000 in personal guarantees and collateralized $750,000 of their personal assets as additional security for the bank debt.

                  During January 2003, Fleet Bank notified the Company of its intention to terminate its lending relationships with the Company (see Note 17).

8.       LONG-TERM DEBT

                  As of December 31, long-term debt consists of the following:

                                                              2002                            2001
                                                              ----                            ----
                                                     Current       Long-Term        Current        Long-Term
Installment note payable to Fleet Bank in
  monthly installments of $2,585, including
  interest at 8.91%.  Final payment is due
  April 2003.  Secured by computer
  equipment                                         $  9,664        $     --        $ 28,694        $  9,664

Present value (using a 5% imputed interest
  rate) of the Company's liability to a
  former employee for the settlement of a
  lawsuit.  Payable in varying installments
  of $5,000 to $40,000 per annum.  Final
  payment is due April 2010                           34,591         124,584          50,018         137,982

Present value (using a 5% imputed interest
  rate) of the Company's liability to a
  former shareholder for a non-compete
  agreement.  Payable in 78 monthly
  installments of $5,000, beginning February
  2005.  Final payment is due July 2011                              300,773

Present value (using a 5% imputed interest
  rate) of the Company's liability to a
  former shareholder for a non-compete
  agreement.  91 monthly payments of
  $4,167 remain to be made as of
  December 31, 2002.  Final payment is due
  July 2010                                           36,317         280,006

Present value (assuming a 5% imputed
  interest rate) of the Company's liability
  to a former shareholder for a severance
  agreement.  25 monthly payments of
  $9,000 remain to be made as of
  December 31, 2002.  Final payment is due
  January 2005                                       100,458         113,657

Present value (assuming a 5% imputed
  interest rate) of the Company's estimated
  liability to the Johnstown IDA for prior
  years' real estate taxes.  Payable in 8
  annual installments of $20,000, with a
  final balloon payment of $63,335.  Final
  payment to be made February 2011                    19,238         157,733
                                                    --------        --------        --------        --------
Total                                               $200,268        $976,753        $ 78,712        $147,646
                                                    ========        ========        ========        ========

                  Maturities of long-term debt as of December 31, 2002 are as follows:

2004                             $ 187,432
2005                               116,271
2006                               116,630
2007                               122,598
2008 and thereafter                433,822
                                 ---------
Total                            $ 976,753
                                 =========

                  Interest expense on all long-term borrowings was $272,758 and $362,132 for the years ended December 31, 2002 and 2001, respectively.

9.       LEASE OBLIGATIONS

                  OPERATING LEASES -- The Company has a lease on space in New York City used as a sales office. The lease expires in March 2006, and has been accounted for as an operating lease. Future minimum lease payments are as follows:

2003              $ 44,400
2004                44,800
2005                44,800
2006                11,200
                  --------
Total             $145,200
                  ========

                  Rent expense was $51,139 and $56,431 for the years ended December 31, 2002 and 2001, respectively.

                  CAPITAL LEASES -- The Company is the lessee of computer equipment and software under various capital leases. The asset and related liability under the capital lease are recorded at the present value of the minimum lease payments. The assets are being depreciated over their estimated useful lives of five years. Depreciation of the assets under the capital lease is included in depreciation expense for the year ended December 31, 2002.

                  Following is a summary of property held under capital leases at December 31, 2002:

Computer equipment                                       $311,050

Less:  accumulated depreciation                            33,860
                                                         --------
Total                                                    $277,190
                                                         ========

                  Future minimum payments for assets under capital lease are as follows:

2003                                                       $ 118,429
2004                                                         118,429
2005                                                          53,660
                                                           ---------
Total                                                        290,518

Less: amount representing imputed interest                    35,977
                                                           ---------
Present value of future minimum lease payments             $ 254,541
                                                           =========

                  Present values of future minimum payments for assets under capital lease are shown as follows:

Current portion of obligations under capital lease         $ 95,864
Long-term portion of obligations under capital lease        158,677
                                                           --------
Total                                                      $254,541
                                                           ========

10.      COMMON STOCK

                  The details of consolidated common stock are summarized below:

                                  SHARES     SHARES                      TOTAL
                                AUTHORIZED   ISSUED      PAR VALUE      VALUE
Gates-Mills, Inc.                 3,000       2,200*      $  100      $ 220,000
The Daniel Hays Company, Inc.       500         500          100         50,000
Gates Gloves (Canada), Inc.         100         100          100         10,000
Eliminations                       (600)       (600)        (200)       (60,000)
                                  -----       -----       ------      ---------
Consolidated                      3,000       2,200*      $  100      $ 220,000
                                  =====       =====       ======      =========

* The consolidated common stock includes 866 shares held as treasury stock recorded at cost. There are 1,334 shares of consolidated common stock outstanding at December 31, 2002 and 2001

11.      INCOME TAXES

                  A summary of the Company's tax provision for the years ended December 31 is as follows:

                                           2002                  2001
Federal and foreign:
  Current                               $(1,552,034)        $ 192,995
  Deferred                                  270,321          (203,412)
                                        -----------         ---------
          Total federal                  (1,281,713)          (10,417)
                                        -----------         ---------
State:
  Current                                    (2,816)            4,321
  Deferred                                  112,742           (70,356)
                                        -----------         ---------
           Total state                      109,926           (66,035)
                                        -----------         ---------
Adjustment of prior period taxes                               38,982
                                        -----------         ---------
Total                                   $(1,171,787)        $ (37,470)
                                        ===========         =========

                  The adjustment of prior period taxes represents the net differences between taxes accrued for a December 31 year-end and taxes paid for the Company's fiscal year of June 30.

                  For income tax purposes, the Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred income taxes reflect the impact of temporary differences between amounts of assets and liabilities for financial statement purposes and such amounts as measured by tax laws and regulations. The principle sources of temporary differences are different methods of recording bad debts, capitalizing overhead costs into inventory, recording credits for sales returns used for financial accounting and tax purposes, and recording liabilities for non-qualified pensions. The Company expects to utilize all of its deferred tax benefit in future years; accordingly, no allowance has been recorded.

12.      PENSION PROGRAMS

                  QUALIFIED PLANS -- The Company participates in a multi-employer pension plan that provides benefits to unionized employees of the Company. Contributions to the Plan amounted to $2,400 and $46,654 for the years ended December 31, 2002 and 2001, respectively.

                  The Company maintains a defined contribution plan for all non-union employees over 21 years of age with more than one year of service. Contributions are based on an employee's age and years of service and are split between a tax allowance contribution and a bonus. The maximum payment for any employee is $2,000 per year. Contributions were $0 and $26,185 for the years ended December 31, 2002 and 2001, respectively.

                  NON-QUALIFIED PLANS -- The Company also enters into non-qualified pension agreements with certain key employees providing post-retirement benefits for various terms up to lifetime joint and survivor benefits. During 2002, the Company entered into an agreement with the wife of a former key executive to pay a benefit of $5,000/month until her death. The Company recognized approximately $568,000 expense during 2002; this represents the estimated present value of the post-retirement benefit, assuming a discount rate of 6.75%. The Company's estimated liability, including liabilities previously incurred, is:

Present value of unfunded liability                                     $ 752,925
Less:  Current portion                                                     32,865
                                                                        ---------
Long-term portion                                                       $ 720,060
                                                                        =========

                  Non-qualified pension expense was $616,166 and $29,746 for the years ended December 31, 2002 and 2001, respectively.

13.      CONTINGENCIES AND COMMITMENTS

                  The Company was contingently liable for unused letters of credit of $91,706 and $461,264 at December 31, 2002 and 2001,
                  respectively.

                  The Company has entered into a consulting agreement with a former shareholder. This agreement requires the consultant to assist the Company in computer issues. The compensation to the former shareholder under this agreement is $40,000 per year. The agreement terminates upon the earliest of a material breach of the non-competition agreement, the death of the consultant, or July 2010.

                  The Company is a defendant in a patent infringement suit that has been decided in the Company's favor by the Federal District Court. The plaintiff's appeal rights have not yet been exhausted. The Company believes it will not experience any loss.

14.      CONCENTRATION OF CREDIT

                  The Company is a manufacturer and distributor of gloves to retailers throughout North America. The Company grants credit to those retailers and generally has a diversified portfolio of trade receivables; however, approximately 42% (22% and 20%) of the Company's sales are derived from two unrelated companies, and approximately 24% of its accounts receivable at December 31, 2002 are from these customers. During 2001, approximately 27% (15% and 12%) of the Company's sales were derived from two unrelated customers and approximately 5% of its accounts receivable at December 31, 2001 were from these customers.

15.      RELATED PARTY TRANSACTIONS

                  The Company's shareholders control, through common ownership, Montgomery Leather Corporation, which provides leather to the Company. Transactions with the related company are as follows:

                                 2002                    2001
Purchases                     $ 990,132                $1,536,501
                              =========                ==========
Account payable               $ 234,262                $  294,833
                              =========                ==========

16.      RISKS AND UNCERTAINTIES

                  The accompanying balance sheet includes assets of approximately $2,131,000 and $2,030,000 located in China at December 31, 2002 and 2001, respectively. In addition, substantially all the Company's production takes place in China through independent contractors. Although China is considered politically and economically stable, it is always possible that unanticipated events in China or the United States could disrupt the Company's ability to obtain gloves.

                  Substantially all of the Company's non-management and non-administrative employees are covered by a collective bargaining agreement with the Union of Needle Trades Industrial and Textile Employers, AFL-CIO, CLC, Glove Cities/Upper Hudson District. The agreement is scheduled to expire in 2003.

17.      SUBSEQUENT EVENTS

                  During January 2003, Fleet Bank notified the Company of its intention to terminate its lending relationship with the Company. The Company is currently in the process of negotiating a new lending facility with a finance company. Upon completion of negotiations and closure of the new lending facility, the Fleet Bank debt will be repaid.

                  The lending facility currently being negotiated is not expected to include financing for raw materials purchased outside of the United States. The Company's current suppliers in China do not have the necessary capital to finance raw materials' purchases. Accordingly, the Company is currently negotiating terms with different manufacturers in China to purchase substantially all of the finished goods necessary to meet anticipated 2003 sales requirements.

18.      GOING CONCERN

                  The Company lost a substantial proportion of its retained earnings during 2002 and the bank withdrew its credit support in January 2003 (see Note 17). Therefore, there is substantial doubt that the Company can continue operating as a going concern through 2003 without replacing the credit facility and finding suppliers who can meet the Company's purchasing requirements (see Note 17).

                  Management is presently negotiating with both potential new financers and suppliers. Should negotiations fail, it is likely that the Company will cease operations and be forced to liquidate. The estimated liquidation value of the Company's assets has not been determined by management.

                            ROCKY SHOES & BOOTS, INC.
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

         On April 15, 2003, Rocky Shoes & Boots, Inc. announced the purchase of substantially all of the assets, consisting primarily of inventory, goodwill and other intangibles of Gates-Mills, Inc. pursuant to the terms of the Purchase Agreement dated April 14, 2003 (the "Purchase Agreement"). The unaudited pro forma consolidated financial statements have been prepared from and should be read in conjunction with the consolidated financial statements and notes thereto for Rocky Shoes & Boots, Inc. for the year ended December 31, 2002, included in Rocky's report on Form 10-K, and the financial statements of Gates-Mills, Inc. as of December 31, 2002 and 2001 and for the years then ended, which are included in this Current Report on Form 8-K.

         The pro forma consolidated balance sheet assumes that the acquisition took place on December 31, 2002, and consolidates Rocky's December 31, 2002 consolidated balance sheet and Gates's December 31, 2002 unaudited consolidated balance sheet.

        The pro forma consolidated statement of operations assumes that the acquisition took place as of the beginning of the year presented (January 1, 2002). The pro forma consolidated statement of operations for the year ended December 31, 2002 consolidates Rocky's consolidated statement of income for the year ended December 31, 2002 and Gates' unaudited consolidated statement of operations for the year ended December 31, 2002.

         In management's opinion, the pro forma results of operations are not indicative of the actual results that would have occurred had the acquisition been consummated at the beginning of the year presented and is not intended to be a projection of future results. Pro forma adjustments that give effect to actions taken by management or other efficiencies expected to be realized as a result of the transactions are not reflected in the following pro forma results of operations. Rocky has not completed the allocation of the purchase price for this acquisition. Rocky is continuing to assess the components, including trademarks, patents and goodwill, of the net intangible assets acquired. Additionally, the transactions expenses are yet to be finalized. Therefore the purchase price allocated based of the fair value of the assets acquired could be adjusted once these items are finalized.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2002


                                                ROCKY SHOES AND       GATES-MILLS, INC.
                                                   BOOTS, INC.       DECEMBER 31, 2002
                                                DECEMBER 31, 2002       (UNAUDITED)        ADJUSTMENTS            TOTAL
                                                -----------------       -----------        -----------            -----
ASSETS

Cash and cash equivalents                          $  4,276,722         $    407,462    $   (407,462){A}         4,276,722
Trade receivables - net                              15,282,618            4,888,507      (4,888,507){A}        15,282,618
Other receivables                                     1,173,714              773,485        (773,485){A}         1,173,714
Inventories                                          23,181,989            4,625,352      (2,585,282){C}        25,222,059
Deferred income taxes                                   584,511              192,916        (192,916){A}           584,511
Prepaid expenses & other current assets               1,267,097              153,135        (153,135){A}         1,267,097
                                                   ------------         ------------    ------------          ------------
     Total current assets                            45,766,651           11,040,857      (9,000,787)           47,806,721

Fixed assets - net                                   19,049,287            1,612,723      (1,612,723){A}        19,049,287
Deferred pension asset                                1,651,222                                                  1,651,222
Deferred income taxes                                   153,495                                                    153,495
Other assets                                          1,796,359               88,243       1,381,757 {A}{D}      3,266,359
                                                   ------------         ------------    ------------          ------------
TOTAL ASSETS                                       $ 68,417,014         $ 12,741,823    $ (9,231,753)         $ 71,927,084
                                                   ============         ============    ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:

Current Liabilities

     Accounts payable                              $  1,642,306         $  1,163,298    $ (1,163,298){A}      $  1,642,306
     Current maturities - long term debt                486,161            6,161,447      (6,161,447){A}           486,161
     Accrued taxes - other                              346,168               85,980         (85,980){A}           346,168
     Accrued salaries and wages                         807,611                                                    807,611
     Accrued plant closing costs                        210,000                                                    210,000
     Accrued other                                      523,118              942,638        (942,638){A}           523,118
                                                   ------------         ------------    ------------          ------------
          Total current liabilities                   4,015,364            8,353,363      (8,353,363)            4,015,364

Long-term debt - less current maturities             10,488,388              976,753       2,533,317 {A}{B}     13,998,458
Deferred liabilities                                  1,520,338              878,737        (878,737){A}         1,520,338
                                                   ------------         ------------    ------------          ------------
     Total liabilities                               16,024,090           10,208,853      (6,698,783)           19,534,160

SHAREHOLDERS' EQUITY:
Common stock - no par value, 10,000,000
 shares authorized; issued and outstanding:
 December 31, 2002 - 4,489,065                       35,289,038              220,000        (220,000){A}        35,289,038
Additional paid-in capital                                                    20,000         (20,000){A}                --
Accumulated other comprehensive loss                 (2,311,749)             (17,280)         17,280 {A}        (2,311,749)
Retained earnings                                    19,415,635            2,624,453      (2,624,453){A}        19,415,635
Treasury stock - At cost                                                    (314,203)        314,203 {A}                --
                                                   ------------         ------------    ------------          ------------
     Total Shareholders' equity                      52,392,924            2,532,970      (2,532,970)           52,392,924
                                                   ------------         ------------    ------------          ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY         $ 68,417,014         $ 12,741,823    $ (9,231,753)         $ 71,927,084
                                                   ============         ============    ============          ============

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002


                                              ROCKY SHOES AND   GATES-MILLS, INC.
                                                 BOOTS, INC.      (UNAUDITED)       ADJUSTMENTS             TOTAL
                                                 -----------      -----------       -----------             -----

NET SALES                                      $  88,958,721     $  19,888,805                          $ 108,847,526

COST OF SALES                                     65,528,213        16,498,132                             82,026,345
                                               -------------     -------------     -------------        -------------
GROSS MARGIN                                      23,430,508         3,390,673                --           26,821,181

SELLING, GENERAL AND ADMINISTRATIVE EXPENSE       18,661,730         7,118,999          (128,597){G}       25,652,132
                                               -------------     -------------     -------------        -------------
INCOME (LOSS) BEFORE INTEREST AND TAXES            4,768,778        (3,728,326)          128,597            1,169,049

OTHER INCOME AND (EXPENSES)
     Interest expense                             (1,404,496)         (460,563)          324,372 {E}       (1,540,687)
     Other - net                                     432,018          (625,842)                              (193,824)
                                               -------------     -------------     -------------        -------------
          Total other - net                         (972,478)       (1,086,405)          324,372           (1,734,511)
                                               -------------     -------------     -------------        -------------
INCOME (LOSS) BEFORE INCOME TAXES                  3,796,300        (4,814,731)          452,969             (565,462)

TOTAL INCOME TAXES (BENEFIT)                         953,000        (1,171,787)           48,787 {F}        (170,000)
                                               -------------     -------------     -------------        -------------
NET INCOME (LOSS)                              $   2,843,300     $  (3,642,944)    $     404,182        $    (395,462)
                                               =============     =============     =============        =============

NET INCOME (LOSS) PER SHARE                    $        0.63                                            $       (0.09)
                                               =============                                            =============
     Basic                                     $        0.62                                            $       (0.09)
                                               =============                                            =============
     Diluted

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING
     Basic                                         4,499,741                                                4,499,741
                                               =============                                            =============
     Diluted                                       4,590,095                                                4,499,741
                                               =============                                            =============

          FOOTNOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

{A} Adjustment to reflect Gates assets not acquired and Gates liabilities not assumed by Rocky Shoes & Boots, Inc. as part of the acquisition.

{B} This adjustment to reflect the cash borrowed of $3,510,070 because the purchase was funded via borrowings under Rocky's revolving credit facility.

{C} Adjustment to reflect the inventory acquired at its estimated fair value.

{D} Adjustment to reflect the excess of acquisition cost over the estimated fair value of the net assets acquired. The purchase price and preliminary purchase price allocation are summarized as follows:

         Purchase price                                                                  $3,510,070
         Estimated fair value of assets and liabilities acquired:
         Inventories                                                     $2,040,070
                                                                         ----------
                           Total                                                         $2,040,070
                                                                                         ----------
         Cost in excess of fair value of net assets acquired (Goodwill)                  $1,470,000 ***
                                                                                         ==========

         *** Subject to final allocation based on an independent appraisal of the fair value of the assets acquired.

{E} Adjustment to reflect the net effect of: 1) eliminating the interest expense reflected on Gates' statement of operations for borrowings which were not assumed by Rocky ($460,563) 2) recording the interest incurred on the debt used to acquire Gates assuming Rocky's weighted average borrowing rate at December 31, 2002 of 3.88% ($137,355).

{F} Adjustment to reflect Rocky's estimated effective tax rate of 30% for 2002 on the pro forma loss before tax benefit.

{G} Adjustment to reflect the net effect of: 1) adjusting depreciation expense due to Rocky not purchasing Gates' property and equipment. Gates recorded all depreciation in Selling, General and Administrative expense 2) adjustment to record the amortization of the cost is excess of fair value of tangible net assets acquired by Rocky as part of the acquisition has not been recorded as Rocky has not completed its assessment of the components of the intangible assets acquired. To the extent amounts are subsequently allocated to items such as trademarks and patents, a resulting amortization would be recorded based on the appropriate estimated life of these assets. In accordance with Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" any amount of the intangible asset allocated to goodwill would not be amortized but instead the related asset would be regularly evaluated for impairment.